EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Imation Corp. pertaining to the Imation Corp. 1996 Directors Stock Compensation Program, as amended, of our report dated March 29, 1996, with respect to the financial statements of Imation Corp. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission on June 21, 1996.


                                              /s/ Coopers & Lybrand L.L.P.
                                              COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
October 31, 1996